EXHIBIT 10.4

THIS COMMERCIAL GUARANTY IS SUBJECT TO THAT CERTAIN SUBORDINATION AGREEMENT, DATED OCTOBER 29, 2004, BETWEEN PCRL INVESTMENTS L.P., AND OTHERS, SAME BEING MORE PARTICULARLY IDENTIFIED AND DESCRIBED AT SECTION 19 BELOW.


                               COMMERCIAL GUARANTY



     COMMERCIAL GUARANTY (this "Agreement") made and entered into as of October 29, 2004, by CCBM, Inc., a Delaware corporation (hereinafter referred to as "Guarantor"), in favor of PCRL INVESTMENTS L.P., a Texas limited partnership, as collateral agent ("Collateral Agent") for itself and each of the financial institutions (the "Holders") which now or hereafter become a holder of any of the Notes (as defined below) pursuant to that certain Purchase Agreement (as defined below), guarantying the Indebtedness (as defined below) of CARRIZO OIL & GAS, INC., a Texas corporation (hereinafter referred to as "Company").

                                   WITNESSETH:

     FOR VALUE RECEIVED, and in consideration of and for credit and financial accommodations extended, to be extended, or continued to or for the account of the above named Company, the undersigned Guarantor, hereby jointly and severally, agrees as follows:

     SECTION 1. Continuing Guaranty of Company's Indebtedness. Guarantor hereby absolutely and unconditionally agrees to, and by these presents does hereby, guarantee the prompt and punctual payment, performance and satisfaction of any and all notes, loans, extensions of credit and/or other obligations that Company may now and/or in the future owe to and/or incur in favor of any Holder under or pursuant to that certain Note Purchase Agreement dated of even date herewith, by and among Company, the Collateral Agent, and Holders, as the same may be amended and/or restated from time to time and in effect (the "Purchase Agreement"), including the indebtedness of Company evidenced by (i) those certain 10% Senior Subordinated Secured Notes dated of even date herewith, in the maximum aggregate initial principal amount of up to $28,000,000.00 (plus interest added to such principal amount in accordance with the terms of the Purchase Agreement and the Notes), executed by Company pursuant to the Purchase Agreement (the "Notes"), and any and all renewals, extensions, substitutions, modifications and replacements of said Notes from time to time and in effect, and whether such indebtedness and/or obligations are absolute or contingent, liquidated or unliquidated, due or to become due, secured or unsecured, and whether now existing or hereafter arising, of any nature or kind whatsoever, up to a maximum principal amount outstanding at any one or more times not to exceed TWENTY-EIGHT MILLION AND NO/100 DOLLARS (U.S. $28,000,000.00) plus interest added to the principal amount outstanding in accordance with the terms of the Purchase Agreement and the Notes, together with interest, costs and attorneys' fees thereon, (ii) all obligations, indebtedness, and liabilities, whether now existing or arising in the future, of the Company to the Collateral Agent, the Holders or any Affiliate (as defined in the



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Purchase Agreement) of any Holder pursuant to a Hedging Agreement (as defined in the Purchase Agreement) or other commodity or price management transaction (including all renewals, extensions, modifications and substitutions thereof and
therefore)  and  all  cancellations,  buy  backs,  reversals,   terminations  or
assignments of Hedge Agreements, and (iii) all obligations, indebtedness, and liabilities, whether now existing or arising in the future, of the Company to the Holders pursuant to that certain Registration Rights Agreement, dated of even date herewith, by and among the Company and the Purchasers, including, without limitation, all obligations of Company to repurchase shares of Common Stock issued in satisfaction of the Indebtedness described in the foregoing clause (i) (with all of Company's indebtedness and/or obligations described in this Section 1 being hereinafter individually and collectively referred to under this Agreement as "Company's Indebtedness" or the "Indebtedness").

     SECTION 2. Limitation on Liability. The liability of Guarantor hereunder with respect to the Indebtedness shall be limited to the maximum amount of liability that can be incurred without rendering this Commercial Guaranty, as it relates to Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount.

     SECTION 3. Joint and Several Liability. Guarantor further agrees that its obligations and liabilities for the prompt and punctual payment, performance and satisfaction of all of Company's Indebtedness shall be on a "joint and several" basis along with Company to the same degree and extent as if Guarantor had been and/or will be a co-borrower, co-principal obligor and/or co-maker of all of Company's Indebtedness. In the event that there is more than one guarantor under this Agreement, or in the event that there are other guarantors, endorsers or sureties of all or any portion of Company's Indebtedness, Guarantor's obligations and liabilities hereunder shall be on a "joint and several" basis along with such other guarantor or guarantors, endorsers and/or sureties.

     SECTION 4. Duration; Cancellation of Agreement. This Agreement and Guarantor's obligations and liabilities hereunder shall remain in full force and effect until such time as each and every Indebtedness of Company shall be paid, performed and/or satisfied in full, in principal, interest, costs and attorneys' fees, or until such time as this Agreement may be cancelled or otherwise terminated by Collateral Agent under a written cancellation instrument in favor of Guarantor (subject to the automatic reinstatement provision hereinbelow). Unless otherwise indicated under such a written cancellation instrument, Collateral Agent's agreement to terminate or otherwise cancel this Agreement shall only effect and shall be expressly limited to Guarantor's continuing obligations and liabilities to guarantee the prompt and punctual payment, performance and satisfaction of Company's Indebtedness incurred, originated and/or extended or committed to by Collateral Agent and/or Holders after the date of such a written cancellation instrument; with Guarantor remaining fully obligated and liable under this Agreement for the prompt and punctual payment, performance and satisfaction of any and all of Company's then outstanding Indebtedness together with continuing assessment of interest thereon) that was incurred, originated, extended or committed to prior to the date of such a written cancellation instrument. Nothing under this Agreement or under any other agreement or understanding by and between Guarantor, Collateral Agent, and Holders, shall in any way obligate, or be construed to obligate, Collateral Agent and/or Holders to agree to the subsequent


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termination  or   cancellation   of  Guarantor's   obligations  and  liabilities
hereunder, it being fully understood and agreed by Guarantor that Collateral Agent and/or Holders may, within their sole and uncontrolled discretion and
judgment,   refuse  to  release  Guarantor  from  any  of  its  obligations  and liabilities under this Agreement for any reason whatsoever as long as any of Company's Indebtedness remains unpaid and outstanding.

     SECTION 5. Default of Company. Upon the occurrence of an Event of Default as provided in the Purchase Agreement, Guarantor unconditionally and absolutely agrees to pay in full the then unpaid amount of all of Company's Indebtedness guaranteed hereunder, in principal interest, costs and reasonable attorneys' fees. Such payment or payments shall be made immediately following demand by Collateral Agent at its offices at 300 Crescent Court, Suite 700, Dallas, Texas 75201. Other than the demand referred to in the immediately preceding sentence, Guarantor hereby waives notice of acceptance of this Agreement and of any Indebtedness to which it applies or may apply. Guarantor further waives presentation and demand for payment of Company's Indebtedness, notice of dishonor and of nonpayment, notice of intention to accelerate, notice of acceleration, protest and notice of protest, collection or institution of any suit or other action by Collateral Agent in collection thereof, including any notice of default in payment thereof or other notice to, or demand for payment thereof on any party.

     SECTION 6. Guarantor's Subordination of Rights to Holders. In the event that Guarantor should for any reason (i) make any payment for and on behalf of Company under any of Company's Indebtedness, and/or (ii) make any payments to Collateral Agent and/or Holders in total or partial satisfaction of Guarantor's obligations and liabilities hereunder, Guarantor hereby agrees that any and all rights that Guarantor may have or acquire to collect or to be reimbursed by Company (or by any guarantor, endorser or surety of Company's Indebtedness), whether Guarantor's rights of collection or reimbursement arise by way of subrogation to the rights of Holders or otherwise, shall in all respects be subordinate, inferior and junior to Collateral Agent's and/or Holders' rights to collect and enforce payment, performance and satisfaction of Company's then remaining Indebtedness, until such time as all of Company's Indebtedness is fully paid and satisfied. Upon the occurrence and continuance of an Event of Default (as defined in the Purchase Agreement) any and all amounts owed by Company to Guarantor shall in all respects be subordinate, inferior and junior to Collateral Agent's and/or Holders' rights to collect and enforce payment, performance and satisfaction of Company's then remaining Indebtedness, until such time as all of Company's Indebtedness is fully paid and satisfied. Guarantor further agrees to refrain from attempting to collect and/or enforce any of Guarantor's aforesaid rights against Company (or any other guarantor, surety or endorser of Company's Indebtedness), arising by way of subrogation or otherwise, until such time as all of Company's then remaining Indebtedness in favor of Holders is fully paid and satisfied, in principal, interest, costs and attorneys' fees.

     SECTION 7. Additional Covenants. Guarantor further agrees that Collateral Agent and/or Holders may, at its/their sole option, at any time, and from time to time, without the consent of or notice to Guarantor, or to any other party, and without incurring any responsibility to Guarantor or to any other party (other than the Company to the extent provided


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

in the Documents as such term is defined in the Purchase Agreement), and without impairing or releasing the obligations of Guarantor under this Agreement:

          (A) Discharge or release any party (including, but not limited to, Company or any guarantor under this Agreement) who is or may be liable to Collateral Agent and/or Holders for any of Company's Indebtedness;

          (B) Sell, exchange, release, surrender, realize upon or otherwise deal with, in any manner and in any order, any collateral directly or indirectly securing repayment of any of Company's Indebtedness;

          (C) Change the manner, place or terms of payment, or change or extend the time of payment of or renew, as often and for such periods as Collateral Agent and/or Holders may determine, or after, any of Company's Indebtedness;

          (D) Settle or compromise any of Company's Indebtedness;

          (E) Subordinate and/or agree to subordinate the payment of all or any of Company's Indebtedness or Collateral Agent's and/or Holders' security rights in and/or to any collateral directly or indirectly securing any such indebtedness, to the payment and/or security rights of any other present and/or future creditors of Company;

          (F) Apply any sums paid to any of Company's Indebtedness, with such payments being applied in such priority or with such preferences as Collateral Agent and/or Holders may determine in its/their sole discretion, regardless of what Indebtedness of Company remains unpaid;

          (G) Take or accept any other security for any or all of Company's Indebtedness; and/or

          (H) Enter into, deliver, modify, amend or waive compliance with, any instrument or arrangement (other than this Agreement) evidencing, securing or otherwise affecting, all or any part of Company's Indebtedness.

          In  addition,  no  course  of  dealing  between  Collateral  Agent and
Company, and/or the Holders and Company (or any other guarantor, surety or endorser of Company's Indebtedness), nor any failure or delay on the part of Collateral Agent and/or Holders to exercise any of its/their rights and remedies, or any other agreement or agreements by and between Collateral Agent and Company and/or Holders and Company (or any other guarantor, surety or endorser) shall have the affect of impairing or releasing Guarantor's obligations and liabilities to Collateral Agent and Holders or of waiving any of Collateral Agent's and/or Holders' rights and remedies. Any partial exercise of any rights and remedies granted to Collateral Agent and/or Holders shall furthermore not constitute a waiver of any of Collateral Agent's and/or Holders' other rights and remedies, it being Guarantor's intent and agreement that Collateral Agent's and Holders' rights and remedies shall be cumulative in nature. Guarantor further agrees that, should Company default under any of its Indebtedness, any waiver or forbearance on the part of


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

Collateral Agent and/or Holders to pursue the rights and remedies available to Collateral Agent shall be binding upon Collateral Agent and Holders only to the extent that Holders specifically agree to such waiver or forbearance in writing. A waiver or forbearance on the part of Collateral Agent and/or Holders as to one Event of Default shall not constitute a waiver of forbearance as to any other Event of Default or Default (as defined in the Purchase Agreement).

     SECTION 8. No Release of Guarantor. Guarantor's obligations and liabilities under this Agreement shall not be released, impaired, reduced or otherwise affected by, and shall continue in full force and effect, notwithstanding the occurrence of any event (other than performance hereunder), including without limitation any one of the following events:

          (A) Insolvency, bankruptcy, arrangement, adjustment, composition, liquidation, disability, dissolution or lack of authority (whether corporate, partnership or trust) of Company (or any person acting on Company's behalf), or any other guarantor, surety or endorser of any of Company's Indebtedness;

          (B) Partial payment or payments of any amount due and/or outstanding under any of Company's Indebtedness;

          (C) Any payment of Company or any other party to Collateral Agent is held to constitute a preferential transfer or a fraudulent conveyance under any applicable law, or for any reason, Collateral Agent and/or Holders are required to refund such payment or pay such amount to Company or to any other person;

          (D) Any dissolution of Company or any sale, lease or transfer of all or any part of Company's assets;

          (E) Any failure of Collateral Agent to notify Guarantor of the acceptance of this Agreement or of the making of loans or other extensions of credit in reliance on this Agreement or of the failure of Company to make any payment due by Company to Collateral Agent;

          (F) Any application of any sums paid to any of Company's Indebtedness, with such payments being applied in such priority or with such preferences as Collateral Agent and/or Holders may determine in its/their own discretion, regardless of what Indebtedness of Company remains unpaid;

          (G) Any taking or acceptance of any other security for any or all of Company's Indebtedness; and/or

          (H) Any entry into, delivery, modification, amendment or waiver of compliance with, any instrument or arrangement evidencing, securing or otherwise affecting, all or any part of Company's Indebtedness.

          This Agreement and Guarantor's obligations and liabilities hereunder shall continue to be effective, and/or shall automatically and retroactively be reinstated if a release or


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

discharge has occurred, as the case may be, if at any time any payment or part thereof to Collateral Agent with respect to any of Company's Indebtedness is rescinded or must otherwise be restored by Collateral Agent and/or Holders pursuant to any insolvency, bankruptcy, reorganization, receivership, or any other debt relief granted to Company or to any other party. In the event that Collateral Agent and/or Holders must rescind or restore any payment received by Collateral Agent and/or Holders in satisfaction of Company's Indebtedness, any prior release or discharge from the terms of this Agreement given to Guarantor shall be without effect, and this Agreement and Guarantor's obligations and liabilities hereunder shall automatically be renewed or reinstated and shall remain in full force and effect to the same degree and extent as if such a release or discharge was never granted. It is the intention of Collateral Agent, Holders and Guarantor that Guarantor's obligations and liabilities hereunder shall not be discharged except by Guarantor's full and complete performance of such obligations and liabilities and then only to the extent of such performance.

     SECTION 9. Enforcement of Guarantor's Obligations and Liabilities. Guarantor agrees that, should Collateral Agent and/or Holders deem it necessary to file an appropriate collection action to enforce Guarantor's obligations and liabilities under this Agreement, Collateral Agent may commence such a civil action against Guarantor without the necessity of first (i) attempting to collect Company's Indebtedness from Company or from any other guarantor, surety or endorser, whether through filing of suit or otherwise, (ii) attempting to exercise against any collateral directly or indirectly securing repayment of any of Company's Indebtedness, whether through the filing of an appropriate foreclosure action or otherwise, or (iii) including Company or any other guarantor, surety or endorser of any of Company's Indebtedness as an additional party defendant in such a collection action against Guarantor. In the event that Collateral Agent should ever deem it necessary to refer this Agreement to an attorney-at-law for the purpose of enforcing Guarantor obligations and liabilities hereunder, or of protecting or preserving Collateral Agent's and/or Holders' rights hereunder, Guarantor (on a joint and several basis) agrees to reimburse Collateral Agent and/or Holders for the reasonable fees of such an attorney. Guarantor additionally agrees that Collateral Agent and/or Holders shall not be liable for failure to use diligence in the collection of any of Company's Indebtedness or any collateral security therefor, or in creating or preserving the liability of any person liable on any such Indebtedness, or in creating, perfecting or preserving any security for any such Indebtedness.

     SECTION 10. Additional Documents. Upon the reasonable request of Collateral Agent, Guarantor will, at any time, and from time to time, duly execute and deliver to Holder any and all such further instruments and documents, and supply such additional information as may be reasonably necessary or advisable in the opinion of Collateral Agent, to obtain the full benefits of this Agreement.

     SECTION 11. Transfer of Indebtedness. This agreement is for the benefit of Holders and for such other person or persons as may from time to time become or be the holders of any of Company's Indebtedness hereby guaranteed and this Agreement shall be transferable and negotiable, with the same force and effect and to the same extent as Company's Indebtedness may be transferable under
Article 15 of the Purchase Agreement, it being understood that, upon the transfer or assignment by Holders of any of Company's Indebtedness


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hereby  guaranteed,  the legal holder or holders of such Indebtedness shall have all the rights granted to Holders under this Agreement.

          Guarantor hereby recognizes and agrees that Holders may, from time to time, one or more times, transfer all or any portion of Company's Indebtedness to one or more third parties. Such transfers may include, but are not limited to, sales of a participation or syndication interest in such Indebtedness in favor of one or more third parties in accordance with Article 15 of the Purchase Agreement. Guarantor specifically agrees and consents to all such transfers and assignments in accordance with Article 15 of the Purchase Agreement and Guarantor further waives any subsequent notice of and right to consent to any such transfers and assignments as may be provided under applicable New York law. Guarantor additionally agrees that the purchaser of a syndication interest in Company's Indebtedness will be considered as the absolute owner of an interest in, or a percentage interest of, such Indebtedness and that such a purchaser shall have all of the rights granted to the purchaser under any agreement governing the sale of such a syndication interest and all rights of Holders from whom the syndication interest was purchased under the Purchase Agreement. Guarantor further waives any right of offset that Guarantor may have against Holders and/or any purchaser of such a participation or syndication interest in Company's Indebtedness and Guarantor unconditionally agrees that either Holders or such a purchaser may enforce Guarantor's obligations and liabilities under this Agreement, irrespective of the failure or insolvency of Holders or any such purchaser. Guarantor further agrees that, upon any transfer, in accordance with
Article 15 of the Purchase Agreement, of all or any portion of Company's Indebtedness, Holders may transfer and deliver any and all collateral securing repayment of such Indebtedness including, but not limited to, any collateral provided by Guarantor) to the transferee of such Indebtedness and such collateral (again, including but not limited to Guarantor's collateral) shall secure any and all of Company's Indebtedness in favor of such transferee. Guarantor additionally agrees that, after any such transfer or assignment has taken place in accordance with Article 15 of the Purchase Agreement, Holders shall be fully discharged from any and all liability and responsibility to Company (and Guarantor) with respect to such collateral, and the transferee thereafter shall be vested with all the powers and rights with respect to such collateral.

     SECTION 12. Right of Offset. As collateral security for the repayment of Guarantor's obligations and liabilities under this Agreement, Guarantor hereby grants Holders, as well as their successors and assigns, the right to apply, upon the occurrence of an Event of Default under the Purchase Agreement, any and all funds that Guarantor may then have on deposit with or in the possession or control of any Holder and its successors or assigns (with the exception of funds deposited in any IRA, pension or other tax-deferred deposit accounts), towards repayment of any of Company's Indebtedness subject to this Agreement.

     SECTION 13. Construction. The provisions of this Agreement shall be in addition to and cumulative of, and not in substitution, novation or discharge of, any and all prior or contemporaneous guaranty or other agreements by Guarantor, in favor of Collateral Agent or assigned to Collateral Agent by others, all of which shall be construed as complementing each other. Nothing herein contained shall prevent Collateral Agent from enforcing any and all such guaranties or agreements in accordance with their respective terms.

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

     SECTION 14. Amendment. No amendment, modification, consent or waiver of any provision of this Agreement, and no consent to any departure by Guarantor therefrom, shall be effective unless the same shall be in writing signed by the Collateral Agent, and then shall be effective only to the specific instance and for the specific purpose for which given.

     SECTION 15. Successors and Assigns Bound. Guarantor's obligations and liabilities under this Agreement shall be binding upon Guarantor's successors and assigns. The rights and remedies granted to Collateral Agent and Holders under this Agreement shall also inure to the benefit of Collateral Agent's and Holders' (and any Holder's Affiliate in the case of any obligations of Company and/or Guarantor under any Hedging Agreement) successors and assigns, as well as to any and all subsequent holder or holders of any of Company's Indebtedness subject to this Agreement.

     SECTION 16. Caption Heading. Caption headings of the section of this Agreement are for convenience purposes only and are not to be used to interpret or to define their provisions. In this Agreement, whenever the context so requires, the singular includes the plural and the plural also includes the singular.

     SECTION 17. Governing Law. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK.

     SECTION 18. Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof; such provision shall be fully severable, this Agreement shall be construed and enforceable as if the illegal, invalid or unenforceable provision had never comprised a part of it, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement, a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and legal, valid and enforceable.

     SECTION 19. Subordination Agreement. Reference is made herein for all purposes to that certain Subordination Agreement (the "Subordination Agreement") dated as of October 29, 2004, executed among the Collateral Agent, in its capacity as collateral agent for the financial institutions and investment funds party to the Purchase Agreement, Hibernia National Bank, in its capacity as agent (the "Senior Agent") for the financial institutions party to the Senior Credit Agreement and Company. Notwithstanding anything to the contrary herein, until such time as the Senior Indebtedness (as such term is defined in the Subordination Agreement) is paid in full and the commitments evidenced by the Senior Credit Documents have been terminated, the provisions of this Guaranty are subject to the terms, covenants, conditions and provisions of the Subordination Agreement, which, among other things, provide that the interests of the Collateral Agent in and to the Collateral shall be inferior, and subordinate to the interests of Senior Agent in accordance with the Subordination Agreement. In the event of any inconsistency between the terms and provisions of this Guaranty and the Subordination Agreement, the terms, covenants, conditions and provisions of the Subordination Agreement


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shall  prevail  until  such  time as the  Senior  Indebtedness  (as such term is defined in the Subordination Agreement) is paid in full and the commitments evidenced by the Senior Credit Documents have been terminated.

THIS WRITTEN COMMERCIAL GUARANTY AND THE OTHER DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

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     IN WITNESS  WHEREOF,  Guarantor has executed this Agreement in favor of the
Collateral Agent for the ratable benefit of the Holders on the day, month, and year first written above.

                                            GUARANTOR:

                                            CCBM, INC.,
                                            a Delaware corporation


                                            By: /s/ PAUL F. BOLING
                                                -------------------------
                                            Name: Paul F. Boling
                                            Title: Vice President and
                                                   Chief Financial Officer



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